ARTICLES OF AMENDMENT
                                       OF
                         PRINCIPAL BLUE CHIP FUND, INC.


      Principal Investors Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: On the 9th day of September, 2002, a resolution was unanimously approved by the Board of Directors, in accordance with Section 2-105(c) of Maryland General Corporation Law, authorizing amendment to the Articles of Incorporation of this Corporation. The purpose of said Amendment is to change
Article II of the Articles of Incorporation amending the name of the Principal Blue Chip Fund, Inc. so that as amended, said Article shall be and read as follows:

      "The name of the corporation is Principal Partners Blue Chip Fund, Inc. hereinafter called the 'Corporation'."

     SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     THIRD: No stock entitled to be voted on the proposed Amendment was outstanding or subscribed for at the time the Board of Directors adopted the resolutions.

     FOURTH: The Board of Directors believes the resolutions are in the best interests of the Corporation.

     FIFTH: The Articles Supplementary shall become effective immediately upon filing.

      IN WITNESS WHEREOF, the undersigned officers of Principal Blue Chip Fund, Inc., have executed the foregoing Articles Supplementary and hereby acknowledge the same to be their voluntary act and deed.

Dated the 10th day of September, 2002.


                        /s/ A. S. Filean
                        -------------------------------------------------------
                         Arthur S. Filean


                        /s/Ralph C. Eucher
                        -------------------------------------------------------
                         Ralph C. Eucher


     IN WITNESS WHEREOF, Principal Blue Chip Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President as attested by its Secretary on September 10, 2002.


                        Principal Blue Chip Fund, Inc.


                        By  /s/Ralph C. Eucher
                            --------------------------------------------------
                            Ralph C. Eucher, President

Attest:


/s/A. S. Filean
----------------------------------
Arthur S. Filean, Secretary

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The UNDERSIGNED, President of Principal Blue Chip Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                          /s/Ralph C. Eucher
                          -----------------------------------------------------
                          Ralph C. Eucher
                          President, Principal Blue Chip Fund, Inc.